SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2009
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi	39443

(Address of principal executive offices)	(Zip Code)
(601) 649-4030

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On January 29, 2009, the Compensation Committee of the Registrant’s Board of Directors took the following actions:
(1) The Committee adopted a Bonus Award Program for the Registrant’s salaried employees and accounting trainees effective November 1, 2008. If the Registrant meets net income per share and minimum return on average stockholders’ equity goals for the fiscal year ended October 31, 2009, the program provides for the award of bonuses to eligible participants equal to a percentage of their base salary. The total award a participant can receive has two components: a percentage based on the Registrant’s earnings per share, and a percentage based on the Registrant’s operational performance. A copy of the Bonus Award Program is filed herewith as Exhibit 10 and is incorporated herein by reference.
(2) The Committee ratified the payment of certain miscellaneous items of compensation during fiscal 2008 to the Registrant’s executive officers, as follows:

	Joe F. Sanderson,		D. Michael	James A.
	Jr.,	Lampkin Butts,	Cockrell,	Grimes,
Type	Chairman & CEO	President & COO	Treasurer & CFO	Secretary

Personal Use of Company and Charter Aircraft	$58,607	$0	$0	$0

Reimbursement of Estimated Income Tax Liability	16,282	82	20	0

Other Travel Related Expenses	991	2,797	0	0

401(k) Plan Matching Contribution	6,973	8,470	9,036	5,079

Life Insurance	233	233	233	233

Total	$83,086	$11,582	$9,289	$5,312

(3) The Committee adopted changes to its long term equity incentive program, as follows: (a) In the past, the Committee had granted long term incentive awards every other year composed of a combination of performance shares and restricted stock, at a ratio of 75% to 25%, respectively, for the Chief Operating Officer (COO) and the Chief Financial Officer (CFO) and at a ratio of 65% to 35%, respectively, for the Secretary. The Committee decided to change the mix of performance shares and restricted stock for future awards to all program participants to 50%/50%. (b) The Committee changed the length of the performance cycle for future performance share awards from three years to two.

The Committee then approved incentive awards under the Registrant’s Stock Incentive Plan for the COO, CFO and Secretary, incorporating the above changes, as follows:

Name and Title	Performance Shares	Shares of Restricted Stock
Lampkin Butts, President & COO	9,800	9,800
D. Michael Cockrell, Treasurer & CFO	9,800	9,800
James A. Grimes, Secretary	1,450	1,450
The CEO previously indicated to the Compensation Committee and the Board of Directors that he does not intend to accept any additional grants of stock under the Stock Incentive Plan at this time.
The form of Performance Share Agreement relating to the grants of performance shares will be filed with the Registrant’s next 10-Q report and, except for the length of the performance period, as described above, will be substantially similar to the form of agreement that was described in the Registrant’s 8-K report filed on October 31, 2007 (which report is incorporated herein by reference) and filed as Exhibit 10.19 to the Registrant’s Annual Report on Form 10-K for the year ended October 31, 2007. The form of Restricted Stock Agreement relating to the grants of restricted stock will also be filed with the Registrant’s next 10-Q report and will be substantially similar to the form of agreement that was filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on December 2, 2005 (which report is incorporated herein by reference).
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) The following exhibit is filed with this Current Report:

Exhibit No.	Description

10	Sanderson Farms, Inc. Bonus Award Program effective November 1, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SANDERSON FARMS, INC.
(Registrant)

Date: February 4, 2009	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10	Sanderson Farms, Inc. Bonus Award Program effective November 1, 2008.